                                                  Exhibit (1)

                                                  Exhibit (1)

                             8,000,000 Shares

                          CONSUMERS POWER COMPANY

       $2.08 Class A Preferred Stock (Cumulative, Without Par Value)

                   _____________________________________


                          Underwriting Agreement

                                                          March 23, 1994


To the Representatives named in
Schedule I hereto of the Underwriters
named in Schedule II hereto


Dear Sirs:

        Consumers Power Company, a Michigan corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters (as defined in Section 14 hereof) 8,000,000 shares of its $2.08 Class A Preferred Stock (Cumulative, Without Par Value) (the "Securities"). The Underwriters have designated the Representatives (as defined in Section 14 hereof) to execute this Agreement on their behalf and to act for them in the manner provided in this agreement.

        The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"), a registration statement on Form S-3 (No. 33-52159), including a prospectus relating to the Securities, and such registration statement has become effective under the Act. The registration statement at the time it initially became effective and as it may have been thereafter amended to the date of this Agreement (including the documents then incorporated by reference therein) is hereinafter referred to as the "Registration Statement." The prospectus forming a part of the Registration Statement at the time the Registration Statement initially became effective (including the documents then incorporated by reference therein) is hereinafter referred to as the "Basic Prospectus," provided that in the event that the Basic Prospectus shall have been amended, revised or supplemented prior to the date of this Agreement, or if the Company shall have supplemented the Basic Prospectus by filing any documents pursuant to Section 13 or 14 or 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the time the Registration Statement initially became effective and prior to the date of this Agreement, which documents are deemed to be incorporated in the Basic Prospectus, the term "Basic Prospectus" shall also mean such prospectus as so amended, revised or supplemented. The Basic Prospectus, as it shall be supplemented to reflect the terms of the offering and sale of the Securities by a prospectus supplement relating to the Securities, to be filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act, is hereinafter referred to as the "Prospectus." Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to include only amendments or supplements to the Registration Statement or Prospectus, as the case may be, and documents incorporated by reference therein after the date of this Agreement and prior to the termination of the offering of the Securities by the Underwriters.

        1. Purchase and Sale: Upon the basis of the representations and warranties and on the terms and subject to the conditions herein set forth, the Company agrees to sell to the respective Underwriters named in
Schedule II hereto, severally and not jointly, and the respective Underwriters, severally and not jointly, agree to purchase from the Company, at the price of $24.2125 a share (except that the price of shares which are to be sold to certain institutions shall be $24.375 a share), the respective number of shares of Securities set opposite their names in
Schedule II hereto.

        The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Securities as soon as practicable, in their judgment, after this Agreement has become effective. The Company is further advised by the Representatives that the Securities are to be offered to the public initially at $25.00 a share (the public offering price) and to certain dealers selected by you at a price that represents a concession not in excess of $.50 a share under the public offering price (except that such concession shall be not in excess of $.3375 a share for sales to certain institutions), and that any Underwriter may allow, and such dealers may allow, a concession, not in excess of $.35 a share, to certain other dealers.

        2. Payment and Delivery: Payment for the Securities shall be made to the Company or its order by bank check or checks, as requested by the Company, payable in New York Clearing House Funds, at the offices of Reid & Priest, 40 West 57th Street, New York, New York, 10019 (or such other place or places of delivery as shall be agreed upon by the Company and the Representatives in writing), upon the delivery of the Securities at said offices (or such other place or places of delivery as shall be agreed upon by the Company and the Representatives) to the Representatives for the respective accounts of the Underwriters against receipt therefor signed by the Representatives on behalf of themselves and as agent for the other Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York time on March 30, 1994 (or on such later business day as shall be agreed upon by the Company and the Representatives in writing), unless postponed in accordance with the provisions of Section 10 hereof. The day and time at which payment and delivery are to be made is herein called the Time of Purchase.

                Delivery of the Securities shall be made in definitive, fully registered form in authorized denominations registered in such names as the Representatives may request in writing to the Company not later than three full business days prior to the Time of Purchase, or if no such request is received, in the names of the respective Underwriters for the respective number of shares of Securities set forth opposite the name of each Underwriter in Schedule II in denominations selected by the Company.

                The Company agrees to make the Securities available for inspection by the Representatives at the office of Merrill Lynch, Pierce, Fenner & Smith Incorporated at least 24 hours prior to the Time of Purchase.

        3. Conditions of Underwriters' Obligations: The several obligations of the Underwriters hereunder are subject to the accuracy of the warranties and representations on the part of the Company and to the following other conditions:

                (a) That all legal proceedings to be taken in connection with the issue and sale of the Securities shall be reasonably satisfactory in form and substance to Reid & Priest, counsel to the Underwriters.

                (b)      That, at the Time of Purchase, the
        Representatives shall be furnished with the following opinions, dated the day of the Time of Purchase:

                         (1)     Opinion of Denise M. Sturdy, Esq.,
                         finance counsel to the Company, substantially to the effect set forth in Exhibit A to this Agreement; and

                         (2) Opinion of Messrs. Reid & Priest, of New York, New York, counsel to the Underwriters, substantially to the effect set forth in Exhibit B to this Agreement.

                (c) That the Representatives shall have received a letter from Arthur Andersen & Co. in form and substance satisfactory to the Representatives, on and dated as of the day of the Time of Purchase, (i) confirming that they are independent public accountants within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder, (ii) stating that in their opinion the financial statements examined by them and included in the Registration Statement complied as to form in all material respects with the applicable accounting requirements of the Commission, including applicable published rules and regulations of the Commission, and
        (iii) covering, as of a date not more than five business days prior to the date of such letter, such other matters as the Representatives reasonably request.


                (d) That, subsequent to the effectiveness of this Agreement and prior to the Time of Purchase, to the extent it is necessary to do so in the written opinion of counsel to the Underwriters, the Company shall have amended the Registration Statement or amended or supplemented the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or in order to comply with law.

                (e) That none of any amendment to the Registration Statement, the Prospectus, or any amendment or supplement to the Prospectus (including any document which would be deemed incorporated in the Prospectus by reference), filed subsequent to the effectiveness of this Agreement and prior to the Time of Purchase shall contain material information (i) substantially different from that contained in or contemplated by the Registration Statement, as amended prior to the effectiveness of this Agreement, or in the Basic Prospectus (including any document which would be deemed incorporated in the Basic Prospectus by reference prior to the effectiveness of this Agreement) and (ii) relating to a material change in the business, properties or financial condition of the Company which, in the judgment of the Representatives, after reasonable inquiries on the part of the Representatives, impairs the marketability of the Securities.

                (f) That, at or before 8:00 P.M., New York time on the first full business day after the effective date of this Agreement, or at such later time and day as the Representatives may from time to time consent to in writing or by telegram confirmed in writing, an appropriate order or orders of the Michigan Public Service Commission, necessary to permit the sale of the Securities to the Underwriters, shall be in effect.

                (g) That, at the Time of Purchase, the Company shall have delivered to the Representatives a certificate of an executive officer of the Company to the effect that, to the best of his knowledge, information and belief, there has been no material adverse change in the business, properties or financial condition of the Company from that set forth in the Registration Statement or Prospectus (other than changes referred to in or contemplated by the Registration Statement or Prospectus).

                (h) That any post-effective amendment to the Registration Statement necessary, at the time this Agreement is executed, to be declared effective shall have become effective not later than 5:30 P.M., New York time on the business day following the date of execution of this Agreement; and that no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company, threatened by the Commission.

                (i) That the Company shall have performed such of its obligations under this agreement as are to be performed at or before the Time of Purchase by the terms hereof.

                (j) That between the date of the execution of this Agreement and the day of the Time of Purchase, (i) there has been no downgrading of the investment ratings of any of the Company's securities by Standard & Poor's Corporation, Moody's Investors Service, Inc. or Duff & Phelps Credit Rating Co., and (ii) the Company shall not have been placed on "credit watch" or "credit review" with negative implications by any of such statistical rating organizations if, in the case of such placement on "credit watch" or "credit review," such occurrence shall, in the reasonable judgment of the Representatives, after reasonable inquiries on the part of the Representatives, impair the marketability of the Securities.

                (k) That the Company shall have delivered to the Representatives, a copy, certified by the Administrator, Department of Commerce of the State of the Michigan of its Restated Articles of Incorporation, as amended, including the Certificate of amendment filed with said Department regarding the terms of the Securities.

                (l) That any additional documents or agreements reasonably requested by counsel to the Underwriters to permit such counsel to deliver opinions hereunder shall have been provided to them.

                (m) That any filing of the Prospectus and any supplements thereto required pursuant to rule 424 under the Act have been made in compliance with Rule 424 in the time periods provided by Rule 424, or at such later time as may be acceptable to the Representatives.

        4. Conditions of Company's Obligations: The Company's obligations hereunder are subject to the satisfaction of the conditions set forth in Sections 3(e) and 3(g).

        5. Certain Covenants of the Company: In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

                (a) As soon as the Company is advised thereof, to advise the Representatives and confirm the advice in writing of:
        (i) the effectiveness of any amendment to the Registration Statement, (ii) any request made by the Commission for amendments to the Registration Statement or Prospectus or for additional information with respect thereto, (iii) the suspension of qualification of the Securities for the sale under Blue Sky or state securities laws, and (iv) the entry of a stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceedings for that purpose and, if such a stop order should be entered by the Commission, to make every reasonable effort to obtain the lifting or removal thereof.

                (b) To deliver to the Underwriters, without charge, as soon as practicable, and from time to time thereafter during such period of time (not exceeding nine months) after the date of the Prospectus as they are required by law to deliver a prospectus, as many copies of the Prospectus (as supplemented or amended if the Company shall have made any supplements or amendments thereto) as the Representatives may reasonably request; and in case any Underwriter is required to deliver a prospectus after the expiration of nine months after the date of the Prospectus, to furnish to the Representatives, upon request, at the expense of such Underwriter, a reasonable quantity of a supplemental prospectus or of supplements to the Prospectus complying with Section 10(a)(3) of the Act.

                (c) To furnish to each of the Representatives a conformed copy, certified by the Secretary or an Assistant Secretary of the Company, of the Registration Statement (including all exhibits thereto) and full and complete sets of all comments of the Commission or its staff and all responses thereto with respect to the Registration Statement, and to furnish to the Underwriters conformed copies of the Registration Statement without exhibits.

                (d) For such period of time (not exceeding nine months) after the date of the Prospectus as they are required by law to deliver a prospectus in respect of the Securities, if any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it becomes necessary to amend or supplement the prospectus to comply with law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus and furnish, at its own expense, to the Underwriters and to dealers (whose names and addresses are furnished to the Company by the Representatives) to whom Securities may have been sold by the Representatives on behalf of the Underwriters and, upon request, to any other dealers making such request, such number of copies of such amendments or supplements to the Prospectus as may be reasonably requested.

                (e) To make generally available to the Company's security holders, as soon as practicable, an "earning statement" (which need not be audited by independent public accountants) covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                (f) To use its best efforts to qualify the Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Representatives may designate and to pay (or caused to be paid), or reimburse (or cause to be reimbursed) the Underwriters and their counsel for, reasonable legal fees, filing fees and expenses in connection therewith (including the reasonable fees and disbursements of counsel to the Underwriters and filing fees and expenses paid and incurred prior to the date hereof) up to an amount not to exceed $5,000, provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome.

                (g) To pay all expenses, fees and taxes (other than transfer taxes on sales by the respective Underwriters) in connection with the issuance and delivery of the Securities, except that the Company shall be required to pay the fees and disbursements (other than fees and disbursements referred to in paragraph (g) of this Section 5) of Reid & Priest, counsel to the Underwriters, only in the events provided in paragraph (i) of this
        Section 5, the Underwriters hereby agreeing to pay such fees and disbursements in any other event, and that except as provided in Section (i), the Company shall not be responsible for any out-of-pocket expenses of the Underwriters in connection with their services hereunder.

                (h) If the Underwriters shall not take up and pay for the Securities due solely to the failure of the Company to comply with any of the conditions specified in Section 3 hereof, or, if this Agreement shall be terminated in accordance with the provisions of Section 11 hereof, to pay the reasonable fees and disbursements of Reid & Priest, counsel to the Underwriters, and, if the Underwriters shall not take up and pay for the Securities due to failure of the Company to comply with the conditions specified in Section 3 hereof, to reimburse the Underwriters for their reasonable out-of-pocket expenses, in an aggregate amount not exceeding a total of $3,000, incurred in connection with the financing contemplated by this Agreement.

                (i) Prior to the termination of the offering of the Securities, to not file any amendment to the Registration Statement or supplement to the Prospectus (including the Basic Prospectus) unless the Company has furnished the Representatives and counsel to the Underwriters with a copy for their review and comment a reasonable time prior to filing, or any such amendment or supplement to which such counsel shall reasonably object on legal grounds in writing, after consultation with the Representatives.

                (j) To furnish the Representatives with copies of all documents required to be filed with the Commission pursuant to
        Section 13, 14 or 15(d) of the Exchange Act subsequent to the time the Registration Statement becomes effective and prior to the termination of the offering of the Securities.

                (k) Subsequent to the effectiveness of this Agreement and prior to the Time of Purchase to not, without the prior written consent of the Representatives, issue or announce the proposed issuance of any preferred stock of the Company, other than the Securities.

        6. Representations and Warranties of the Company: The Company warrants and represents to, and agrees with, each of the Underwriters that:

                (a) the Registration Statement has become effective under the Act; any filing of the Prospectus and any supplements thereto required pursuant to Rule 424(b) have been or will be made in the manner required by Rule 424(b) and within the time period required by Section 3(m) of this Agreement; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purposes are pending before or, to the knowledge of the Company, threatened by the Commission. On the effective date of the Registration Statement, the Registration Statement and the Basic Prospectus (as included in the Registration Statement) complied, or were deemed to have complied, on its issue date, the Basic Prospectus complied, or was deemed to have complied, and on its issue date the Prospectus will comply, or will be deemed to comply, in all material respects with the applicable provisions of the Act, and the published rules and regulations of the Commission; the Registration Statement on its effective date, and the Basic Prospectus on its issue date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of its issue date and, as amended or supplemented, if applicable, as of the Time of Purchase, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to any Underwriter with respect to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representatives on behalf of, any Underwriter expressly for use therein.

                (b) The documents incorporated by reference in the Registration Statement, the Basic Prospectus and the Prospectus, when they were filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and any further documents so filed and incorporated by reference will, when they are filed with the Commission, conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

                (c) The Company's Articles of Incorporation and all amendments thereto to date have been duly authorized and all necessary corporate action in connection therewith has been taken.


                (d) The Securities have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Securities will not be subject to any preemptive or similar rights.

                (e) The capital stock of the Company conforms in all material respects to the description thereof in the Prospectus.

                (f) No order, license, consent, authorization or approval of, or exemption by, or the giving of notice to, or the registration with any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and no filing, recording, publication or registration in any public office or any other place, was or is now required to be obtained by the Company to authorize its execution or delivery of, or the performance of its obligations under, this Agreement or the Securities, except such as have been obtained or as may be required under state securities or Blue Sky laws or as referred to in the Basic Prospectus.

                (g) Neither the execution or delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement did or will result in a breach of any of the terms or provisions of, or constitute a default or require the consent of any party under the Company's Articles of Incorporation or by-laws, any material agreement or instrument to which it is a party, any existing applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties or assets, or did or will result in the creation or imposition of any lien on the Company's properties or assets.

        7. Representations and Warranties of Underwriters: Each Underwriter represents and warrants that the information, if any, furnished in writing to the Company through the Representatives expressly for use in the Registration Statement and Prospectus is correct in all material respects as to such Underwriter. Each Underwriter, in addition to other information furnished to the Company for use in the Registration Statement and Prospectus, herewith furnishes to the Company, through the Representatives, for use in the Registration Statement and Prospectus, the information stated herein with regard to the public offering, if any, by such Underwriter and warrants and represents that such information is correct in all material respects as to such Underwriter.

        8.      Indemnification:

                (a) The Company agrees, to the extent permitted by law, to indemnify and hold harmless each of the Underwriters and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and to reimburse the Underwriters and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with defending any action, suit or proceeding (including governmental investigations) as provided in Section 8(c) hereof, insofar as such losses, claims, damages, liabilities or actions, suits or proceedings (including governmental investigations) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus (if used prior to the date of the Basic Prospectus), the Basic Prospectus (if used prior to the date of the Prospectus), the Prospectus, or if the Prospectus shall be amended or supplemented, in the Prospectus as so amended or supplemented (if such Prospectus or such Prospectus as amended or supplemented is used after the period of time referred to in Section 5(e) hereof, it shall contain or be used with such amendments or supplements as the Company deems necessary to comply with
        Section 10(a) of the Act), or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions, suits or proceedings arise out of or are based upon any such untrue statement or alleged untrue statement or omission which was made in such preliminary prospectus, Basic Prospectus, Registration Statement or Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representatives on behalf of, any Underwriter expressly for use therein, and except that this indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages, liabilities or actions, suits or proceedings arising from the sale of the Securities to any person if a copy of the Prospectus, as the same may then be supplemented or amended (excluding, however, any document then incorporated or deemed incorporated therein by reference) was not sent or given by or on behalf of such Underwriter to such person
        (i) with or prior to the written confirmation of the sale involved or (ii) as soon as available after such written confirmation, relating to an event occurring prior to the payment for and delivery to such person of the Securities involved in such sale, and the alleged omission or alleged untrue statement was corrected in the Prospectus as supplemented or amended at such time.

                The Company's indemnity agreement contained in this
        Section 8(a), and the covenants, warranties and representations of the Company contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the Securities hereunder, and the indemnity agreement contained in this Section 8 shall survive any termination of this Agreement. The liabilities of the Company in this Section 8(a) are in addition to any other liabilities of the Company under this Agreement or otherwise.

                (b) Each Underwriter agrees severally and not jointly, to the extent permitted by law, to indemnify, hold harmless and reimburse the Company, its directors and such of its officers as shall have signed the Registration Statement, each other Underwriter and each person, if any, who controls the Company or any such other Underwriter within the meaning of
        Section 15 of the Act or Section 20 of the Exchange Act, to the same extent and upon the same terms as the indemnity agreement of the Company set forth in Section 8(a) hereof, but only with respect to alleged untrue statements or omissions made in the Registration Statement, the Basic Prospectus or the Prospectus, as amended or supplemented (if applicable), in reliance upon and in conformity with information furnished in writing to the Company by such Underwriter expressly for use therein.

                The indemnity agreement on the part of each Underwriter contained in this Section 8(b), and the warranties and representations of such Underwriter contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or other person, and shall survive the delivery of and payment for the Securities hereunder, and the indemnity agreement contained in this Section 8(b) shall survive any termination of this Agreement. The liabilities of each Underwriter in this Section 8(b) are in addition to any other liabilities of such Underwriter under this Agreement or otherwise.

                (c) If a claim is made or an action, suit or proceeding (including governmental investigations) is commenced or threatened against any person as to which indemnity may be sought under Section 8(a) or 8(b), such person (the "Indemnified Person") shall notify the person against whom such indemnity may be sought (the "Indemnifying Person"), promptly after any assertion of such claim threatening to institute an action, suit or proceeding or if such an action, suit or proceeding is commenced against such Indemnified Person promptly after such Indemnified Person shall have been served with a summons or other first legal process, giving information as to the nature and basis of the claim. Failure to so notify the Indemnifying Person shall not, however, relieve the Indemnifying Person from any liability which it may have on account of the indemnity under Section 8(a) or Section 8(b) if the Indemnifying Person has not been prejudiced in any material respect by such failure. The Indemnifying Person shall assume the defense of any such litigation or proceeding, including the employment of counsel and the payment of all expenses. Such counsel shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 8(b) and by the Company in the case of parties indemnified pursuant to
        Section 8(a). Any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include (x) the Indemnifying Person and (y) the Indemnified Person and, in the written opinion of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and expenses of counsel (including disbursements) for such Indemnified Person shall be reimbursed by the Indemnifying Person to the Indemnified Person. If there is a conflict as described in clause
        (ii) above, and the Indemnified Persons have participated in the litigation or proceeding utilizing separate counsel whose fees and expenses have been reimbursed by the Indemnifying Person, and the Indemnified Persons, or any of them, are found to be solely liable, such Indemnified Persons shall repay to the Indemnifying Person such fees and expenses of such separate counsel as the Indemnifying Person shall have reimbursed. It is understood that the Indemnifying Person shall not, in connection with any litigation or proceeding or related litigation or proceedings in the same jurisdiction as to which the Indemnified Persons are entitled to such separate representation, be liable under this Agreement for the reasonable fees and out-of-pocket expenses of more than one separate firm (together with not more than one appropriate local counsel) for all such Indemnified Persons. Subject to the next paragraph, all such fees and expenses shall be reimbursed by payment to the Indemnified Persons of such reasonable fees and expenses of counsel promptly after payment thereof by the Indemnified Persons.

                         In furtherance of the requirement above that fees and expenses of any separate counsel for the Indemnified Persons shall be reasonable, the Representatives and the Company agree that the Indemnifying Person's obligations to pay such fees and expenses shall be conditioned upon the following:

                         (1) in case separate counsel is proposed to be retained by the Indemnified Persons pursuant to clause (ii) of the preceding paragraph the identity of such counsel shall be reasonably acceptable to the Indemnifying Party; and

                         (2) reimbursable fees and expenses of such separate counsel shall be detailed and supported in a manner reasonably acceptable to the Indemnifying Person (but nothing herein shall be deemed to require the furnishing to the Indemnifying Person of any information, including without limitation, computer print-outs of lawyers' daily time entries, to the extent that, in the judgment of such counsel, furnishing such information might reasonably be expected to result in a waiver of any attorney-client privilege); and

                         (3) the Company and the Representatives shall cooperate in monitoring and controlling the fees and expenses of separate counsel for Indemnified Persons for which the Indemnifying Person is liable hereunder, and the Indemnified Person shall use every reasonable effort to cause such separate counsel to minimize the duplication of activities as between themselves and counsel to the Indemnifying Person.

                The Indemnifying Person shall not be liable for any settlement of any litigation or proceeding effected without the written consent of the Indemnifying Person, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees, subject to the provisions of this Section 8, to indemnify the Indemnified Person from and against any loss, damage, liability or expense by reason of such settlement or judgment. The Indemnifying Person shall not, without the prior written consent of the Indemnified Person effect any settlement of any pending or threatened litigation, proceeding or claim in respect of which indemnity has been properly sought by the Indemnified Persons hereunder, unless such settlement includes an unconditional release by the claimant of all Indemnified Persons from all liability with respect to claims which are the subject matter of such litigation, proceeding or claim.

        9.      Contribution:  If the indemnification provided for in
Section 8 above is unavailable to or insufficient to hold harmless an Indemnified Person under such Section in respect of any losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof) referred to therein, then each Indemnifying Person under Section 8 shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Person shall contribute to such amount paid or payable by such Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each Indemnifying Person, if any, on the one hand and the Indemnified Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus bear to the aggregate offering price of the Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental proceedings) in respect thereof) referred to above in this
Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action, suits or proceedings (including governmental proceedings) or claim, provided that the provisions of Section 8 have been complied with (in all material respects) in respect of any separate counsel for such Indemnified Person. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount greater than the excess of (i) the total price at which the Securities underwritten by it and distributed to the public were offered to the public over (ii) the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 9 to contribute are several in proportion to their respective underwriting obligations and not joint.

                The agreement with respect to contribution contained in
Section 9 hereof shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Underwriter, and shall survive delivery of and payment for the Securities hereunder and any termination of this Agreement.

        10. Substitution of Underwriters: If any Underwriter under this agreement shall fail or refuse (otherwise than for some reason sufficient to justify, in accordance with the terms hereof, the termination of its obligations hereunder) to purchase the Securities which it had agreed to purchase, the Representatives shall immediately notify the Company, and the Representatives and the other Underwriters may, within 36 hours of the giving of such notice, determine to purchase, or to procure one or more other members of the National Association of Securities Dealers, Inc. ("NASD") (or, if not members of the NASD, who are foreign banks, dealers or institutions not registered under the Exchange Act and who agree in making sales to comply with the NASD's Rules of Fair Practice), satisfactory to the Company, to purchase, upon the terms herein set forth, the principal amount of Securities which the defaulting Underwriter had agreed to purchase. If any non-defaulting Underwriter or Underwriters shall determine to exercise such right, the Representatives shall give written notice to the Company of such determination within 36 hours after the Company shall have received notice of any such default, and thereupon the Time of Purchase shall be postponed for such period, not exceeding three business days, as the Company shall determine. If in the event of such a default the Representatives shall fail to give such notice, or shall within such 36-hour period give written notice to the Company that no other Underwriter or Underwriters, or others, will exercise such right, then this Agreement may be terminated by the Company, upon like notice given to the Representatives, within a further period of 36 hours. If in such case the Company shall not elect to terminate this agreement, it shall have the right, irrespective of such default:

                (a) to require such non-defaulting Underwriters to purchase and pay for the respective principal amounts of Securities which they had severally agreed to purchase hereunder, as hereinabove provided, and, in addition, the principal amount of Securities which the defaulting Underwriter shall have so failed to purchase up to a principal amount thereof equal to one-ninth (1/9) of the respective principal amounts of Securities which such non-defaulting Underwriters have otherwise agreed to purchase hereunder; and/or

                (b) to procure one or more other members of the NASD (or, if not members of the NASD, who are foreign banks, dealers or institutions not registered under the Exchange Act and who agree in making sales to comply with the NASD's Rules of Fair Practice), to purchase, upon the terms herein set forth, the principal amount of Securities which such defaulting Underwriter had agreed to purchase, or that portion thereof which the remaining Underwriters shall not be obligated to purchase pursuant to the foregoing clause (a).

In the event the Company shall exercise its rights under clause (a) and/or
(b) above, the Company shall give written notice thereof to the Representatives within such further period of 36 hours, and thereupon the Time of Purchase shall be postponed for such period, not exceeding three business days, as the Company shall determine. In the event the Company shall be entitled to but shall not elect to exercise its rights under clause (a) and/or (b), the Company shall be deemed to have elected to terminate this Agreement.

                Any action taken by the Company under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. Termination by the Company under this Section 10 shall be without any liability on the part of the Company or any non-defaulting Underwriter.

                In the computation of any period of 36 hours referred to in this Section 10, there shall be excluded a period of 24 hours in respect of each Saturday, Sunday or legal holiday which would otherwise be included in such period of time.

        11. Termination of Agreement: This Agreement may be terminated at any time prior to the Time of Purchase by the Representatives if prior to such time (i) trading in securities on the New York Stock Exchange shall have been generally suspended by the Commission or the New York Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by federal or New York State authorities or
(iv) there shall have occurred any outbreak or material escalation of hostilities or any other calamity or crisis, the effect of which on the financial markets of the United States is such as to impair, in the Representatives' reasonable judgment, after reasonable inquiries on the part of the Representatives, the marketability of the Securities.

                If the Representatives elect to terminate this Agreement, as provided in this Section 11, the Representatives will promptly notify the Company and each other Underwriter by telephone or telecopy, confirmed by letter. If this Agreement shall not be carried out by any Underwriter for any reason permitted hereunder, or if the sale of the Securities to the Underwriters as herein contemplated shall not be carried out because the Company is not able to comply with the terms hereof, the Company shall not be under any obligation under this Agreement and shall not be liable to any Underwriter or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement and the Underwriters shall be under no liability to the Company nor be under any liability under this Agreement to one another.

        Notwithstanding the foregoing, the provisions of Sections 5(g), 5(i), 8 and 9 shall survive any termination of this Agreement.

        12. Notices: All notices hereunder shall, unless otherwise expressly provided, be in writing and be delivered at or mailed to the following addresses or be sent by telecopy as follows: if to the Underwriters or the Representatives, to the Representatives at the address designated in Schedule I hereto and, if to the Company, to Consumers Power Company, 212 West Michigan Avenue, Jackson, Michigan 49201, Attention:
Senior Vice President and Chief Financial Officer, Telecopy: (517)
788-0351.

        13. Parties in Interest: The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company (including the directors thereof and such of the officers thereof as shall have signed the Registration Statement), and the controlling persons, if any, referred to in Sections 8 hereof, and their respective successors, assigns, executors and administrators, and, except as expressly otherwise provided in Section 10 hereof, no other person shall acquire or have any right under or by virtue of this Agreement.

        14. Definition of Certain Terms: The term "Underwriters", as used herein, shall be deemed to mean the several persons, firms or corporations, named in Schedule II hereto (including the Representatives herein mentioned, if so named), and the term "Representatives", as used herein, shall be deemed to mean the representative or representatives designated by the Underwriters in Schedule I hereto. All obligations of the Underwriters hereunder are several and not joint. If there shall be only one person, firm or corporation named in Schedule I and Schedule II hereto, the term "Underwriters" and the term "Representatives", as used herein, shall mean such person, firm or corporation. If the firm or firms listed in Schedule I hereto are the same as the firm or firms listed in
Schedule II hereto, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms. The term "successors" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Securities from any of the respective Underwriters.

        15. Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        16. Counterparts: This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.

                                         Very truly yours,

                                         CONSUMERS POWER COMPANY


                                         By:  /s/ AM Wright
                                             __________________________


Accepted as of the date hereof

Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated,
Dean Witter Reynolds Inc.,
PaineWebber Incorporated,
Smith Barney Shearson, Inc.,
   As Representatives

By:  Merrill Lynch, Pierce, Fenner & Smith
                           Incorporated


By: /s/ Michael E. Carboy
   _________________________________

                                                          Schedule I


                            The Representatives

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Dean Witter Reynolds Inc.
PaineWebber Incorporated
Smith Barney Shearson Inc.


Address for Notices:     c/o Merrill Lynch, Pierce, Fenner & Smith
                                         Incorporated
                                 World Financial Center
                                 250 Vesey Street
                                 New York, New York  10281
                                 Attention:  Anthony V. Leness
                                 Telecopy:  (212) 449-8636

                                                          Schedule II


                                                Number of Shares of
Underwriters                                    Securities to be Purchased
- ------------                                    --------------------------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                               1,125,000
Dean Witter Reynolds Inc.                              1,125,000
PaineWebber Incorporated                               1,125,000
Smith Barney Shearson Inc.                             1,125,000
Bear, Stearns & Co. Inc.                                 150,000
Donaldson, Lufkin & Jenrette Securities Corporation      150,000
First of Michigan Corporation                            150,000
Goldman, Sachs & Co.                                     150,000
Kidder, Peabody & Co. Incorporated                       150,000
Morgan Stanley & Co. Incorporated                        150,000
Salomon Brothers Inc                                     150,000
Robert W. Baird & Co. Incorporated                       100,000
Alex. Brown & Sons Incorporated                          100,000
Dillon, Read & Co. Inc.                                  100,000
A.G. Edwards & Sons, Inc.                                100,000
Kemper Securities, Inc.                                  100,000
McDonald & Company Securities, Inc.                      100,000
Oppenheimer & Co., Inc.                                  100,000
Piper Jaffray Inc.                                       100,000
Raymond James & Associates, Inc.                         100,000
Rodman & Renshaw, Inc.                                   100,000
Advest, Inc.                                              50,000
J.C. Bradford & Co.                                       50,000
JW Charles Securities, Inc.                               50,000
Cowen & Company                                           50,000
Craigie Incorporated                                      50,000
Dain Bosworth Incorporated                                50,000
Doft & Co., Inc.                                          50,000
Doley Securities, Inc.                                    50,000
Fahnestock & Co. Inc.                                     50,000
First Albany Corporation                                  50,000
Freeman Securities Company, Inc.                          50,000
Furman Selz Incorporated                                  50,000
Gruntal & Co., Incorporated                               50,000
Interstate/Johnson Lane Corporation                       50,000
Janney Montgomery Scott Inc.                              50,000
Edward D. Jones & Co.                                     50,000
Josephthal Lyon & Ross, Incorporated                      50,000
Legg Mason Wood Walker, Incorporated                      50,000
Morgan Keegan & Company, Inc.                             50,000
The Ohio Company                                          50,000
Rauscher Pierce Refsnes, Inc.                             50,000
The Robinson-Humphrey Company, Inc.                       50,000
Roney & Co.                                               50,000
Stifel, Nicolaus & Company, Incorporated                  50,000
Sutro & Co. Incorporated                                  50,000
Tucker Anthony Incorporated                               50,000
US Clearing Corp.                                         50,000
Utendahl Capital Partners, L.P.                           50,000
Wheat, First Securities, Inc.                             50,000
                                                          ------

                               Total                   8,000,000
                                                       =========

                                                          Exhibit A



                    [Opinion of Denise M. Sturdy, Esq.,
                Finance Counsel to Consumers Power Company]


                                                  ___________, 1994



Merrill Lynch, Pierce, Fenner & Smith
            Incorporated,
Dean Witter Reynolds Inc.,
PaineWebber Incorporated,
Smith Barney Shearson Inc.,
        As Representatives of the Underwriters
        named in Schedule II to the Underwriting
        Agreement referred to below

        c/o     Merrill Lynch, Pierce, Fenner &
                  Smith Incorporated
                World Financial Center
                250 Vesey Street
                New York, New York  10281

                Re:      Consumers Power Company
                         8,000,000 Shares of $__ Class A
                         Preferred Stock (Cumulative, Without Par Value)


Ladies and Gentlemen:

I address this opinion to you individually and as Representatives of the Underwriters (the "Underwriters") named in Schedule II to the Underwriting Agreement dated March __, 1994 (the "Underwriting Agreement") between you, as such Representatives, and Consumers Power Company, a Michigan corporation (the "Company"), with respect to the issuance and sale of 8,000,000 shares of the Company's $____ Class A Preferred Stock. (Cumulative, Without Par Value) (Securities"). Capitalized terms not defined herein have the meanings specified in the Underwriting Agreement.

In rendering the opinions expressed below, I, or attorneys acting under my supervision, have examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and other statements of governmental officials and corporate officers and such other papers and evidence as I or we have deemed relevant and necessary as a basis for such opinions. We have assumed the authenticity of all documents submitted to me as originals and the conformity with the original documents of any copies thereof submitted to me for my examination. We have also relied upon the representations and warranties as to factual matters contained in and made pursuant to the Underwriting Agreement.

The terms "Registration Statement" and "Prospectus", as used herein, have the same meanings as the same terms in the Underwriting Agreement.

Whenever the opinion herein with respect to the existence or absence of facts is indicated to be based on my knowledge or awareness, it is intended to signify that during the course of my representation of the Company, no information has come to my attention which would give me actual knowledge of the existence or absence of such facts.

(1) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Michigan and has corporate authority to carry on the public utility business in which it is engaged and to own and use the properties owned and used by it in such business.

(2) All legally required proceedings in connection with the authorization, issuance and validity of the Securities and the sale of the Securities by the Company in accordance with the Underwriting Agreement (other than the filing of post-issuance reports, the non-filing of which would not render the Securities invalid) have been taken and all legally required orders, consents or other authorizations or approvals of the Michigan Public Service Commission and of any other public boards or bodies in connection with the authorization, issuance and validity of the Securities and the sale of the Securities by the Company in accordance with the Underwriting Agreement (other than in connection with or in compliance with the provisions of the securities or Blue Sky laws of any jurisdiction, as to which no opinion is expressed) have been obtained and are in full force and effect.

(3) The Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

(4) The Registration Statement and the Prospectus (except in each case for (i) the operating statistics, financial statements and schedules contained or incorporated by reference therein (including the notes thereto and auditors' reports thereon), and
        (ii) the other financial data or statistical information contained or incorporated by reference therein, as to which no opinion is expressed), as of their effective and issue dates, respectively, complied as to form in all material respects with the requirements of Form S-3 under the Act, and the applicable rules and regula-tions under said Act.

(5) Each document incorporated by reference in the Registration Statement and the Prospectus, when they were filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (except in each case for (i) the operating statistics, financial statements and schedules contained or incorporated by reference therein (including the notes thereto and auditors' reports thereon), and (ii) the other financial data or statistical information contained or incorporated by reference therein, as to which no opinion is expressed) complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder.

(6) To the best of my knowledge, no order directed to the adequacy or accuracy of any document incorporated by reference in the Prospectus has been issued by the Securities and Exchange
        Commission, and no challenge by the Securities and Exchange Commission has been made to the adequacy or accuracy of any such document.

(7) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(8) The Company's Restated Articles of Incorporation and all amendments thereto have been duly authorized and all necessary corporate action in connection therewith has been taken.

(9) The Securities have been duly authorized by all necessary corporate action on the part of the Company and validly issued and are fully paid and nonassessable, and the issuance of such Securities will not be subject to any preemptive or similar rights.

(10) The capital stock of the Company conforms in all material respects to the description thereof in the Prospectus.

(11) The statements made in the Registration Statement and Prospectus under the captions "Description of New Preferred Stock" and "Supplemental Description of New Preferred Stock" accurately summarize the provisions of the Company's Restated Articles of Incorporation, as amended, and the Securities conform as to legal matters to the descriptions thereof and to the statements in regard thereto contained in the Registration Statement and Prospectus.

(12) Nothing has come to my attention which would lead me to believe that the Registration Statement (except for the financial statements and other financial and statistical data included or incorporated by reference therein, as to which no opinion is expressed), when it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented or modified by the filing of a document incorporated by reference therein (except as aforesaid), on its issue date and on the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(13) The description in the Registration Statement or the Prospectus of franchises, regulations, statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown and I do not know of any legal or governmental proceedings required to be described in the Prospectus that are not so described (or the descriptions of which are not incorporated by reference) or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described (or the descriptions of which are not incorporated by reference) or so filed.

(14) The issuance and sale of the Securities in accordance with the terms of the Underwriting Agreement do not violate the provisions of the Restated Articles of Incorporation, as amended, or the By-Laws of the Company.

I am a member of the State Bar of Michigan and I do not express any opinion herein concerning any law other than the applicable federal laws of the United States and the laws of the State of Michigan.

The opinion letter is furnished by me, as counsel to the Company, solely for the benefit of you, the addressees of this letter, in connection with the transaction referred to herein and may be relied upon only by you in such capacity. No one else, other than Reid & Priest for purposes of its opinion in connection with the transaction referred to herein, has the right to rely upon this opinion letter, nor may you release it or quote from it, nor may you rely upon it in any other capacity or employ it in any transaction other than the transaction discussed herein, without my prior written consent.

                                                  Very truly yours,

                                                          Exhibit B



                        [Opinion of Reid & Priest]







                                                  _____________, 1994


Merrill Lynch, Pierce, Fenner & Smith
            Incorporated,
Dean Witter Reynolds Inc.,
PaineWebber Incorporated,
Smith Barney Shearson Inc.,
        As Representatives of the Underwriters
        named in Schedule II to the Underwriting
        Agreement referred to below

        c/o     Merrill Lynch, Pierce Fenner & Smith
                            Incorporated
                World Financial Center
                250 Vesey Street
                New York, New York  10281

                Re:      Consumers Power Company
                         8,000,000 Shares of $__ Class A
                         Preferred Stock (Cumulative, Without Par Value)

Ladies and Gentlemen:

        We have acted as your counsel in connection with the purchase by you of 8,000,000 shares of $__ Class A Preferred Stock (Cumulative, Without Par Value) (the "Securities"), of Consumers Power Company (the "Company") pursuant to the Underwriting Agreement dated March __, 1994 between you and the Company (the "Underwriting Agreement").

        We have examined the Registration Statement on Form S-3 (File
No. 33-52129) filed by the Company under the Securities Act of 1933, as amended (the "Act"), as it became effective under the Act; the prospectus of the Company dated February 14, 1994, as supplemented by the prospectus supplement dated March 23, 1994 (the "Prospectus"), filed pursuant to Rule 424(b)(2) of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Act, which pursuant to Form S-3 incorporates by reference certain reports of the Company (the "Exchange Act Documents"), filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and the Company's Restated Articles of Incorporation, as amended. In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you by the Company at the closing, including, without limitation, a certificate of the transfer agent and registrar as to the execution of the Securities, and the cross-receipt with regard to delivery thereof and payment therefor.
We have not examined certificates of the Securities, except a specimen thereof. In addition, we have made such other and further investigations as we deemed necessary to enable us to express the opinions hereinafter set forth.

        We are of the opinion that:

                1. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Michigan.

                2. The Securities have been duly authorized by all necessary corporate action on the part of the Company and validly issued and are fully paid and nonassessable.

                3. The statements made in the Prospectus under the caption "Description of New Preferred Stock", insofar as they purport to constitute summaries of the terms of the Company's Restated Articles of Incorporation, as amended constitute accurate summaries of the terms of such documents in all material respects.

                4. The Registration Statement, as of its effective date, and the Prospectus, as of the date thereof (except in each case for (i) the operating statistics, financial statements and schedules contained or incorporated by reference therein (including the notes thereto and the auditors' reports thereon);
        (ii) the other financial and statistical information contained or incorporated by reference therein; or (iii) the exhibits thereto, as to which we do not express an opinion), complied, or were deemed to have complied, as to form in all material respects with the requirements of Form S-3 under the Act and the applicable rules and regulations of the Commission thereunder.

                5. The Company has duly authorized, executed and delivered the Underwriting Agreement.

        We have participated in conferences with certain officers and other representatives of the Company, counsel for the Company, representatives of the independent certified public accountants for the Company and representatives of the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in such registration statement or the Prospectus (except to the extent set forth in paragraph 4 above), we advise you that, on the basis of the foregoing, no facts have come to our attention which lead us to believe that such registration statement (except in each case for the financial statements and other financial and statistical data included or incorporated by reference therein, as to which we do not express comment) contained, on the effective date of such registration statement, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except for the financial statements and other financial and statistical data included or incorporated by reference therein, as to which we do not comment), as of the date of the Prospectus contained, or as of the date hereof contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the federal law of the United States and the laws of the States of New York and Michigan. Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of Michigan, we have, with your consent, relied upon the opinion, dated the date hereof, rendered to you by Denise M. Sturdy, Esq., which opinion is in form satisfactory to us.

        This opinion is rendered to you in connection with the above-described transaction. This opinion may not be relied upon by you for any other purpose, or relied upon by or furnished to any other person, firm or corporation without our prior written consent.

                                                  Very truly yours,

                                                  REID & PRIEST